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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):             September 20, 1999


                             SEQUA CORPORATION
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            (Exact name of registrant as specified in charter)


                                 Delaware
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              (State or other jurisdiction of incorporation)


        1-804                                 13-1885030
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(Commission File No.)                        (FEI Number)


200 Park Avenue, New York, New York                       10166
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(Address of principal executive office)                   (Zip Code)



Registrant's telephone number
(including area code):                                  (212) 986-5500
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Item 5.    Other Events
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     Sequa Corporation is engaged in the automotive airbag inflator business through both its wholly-owned subsidiary Atlantic Research Corporation ("ARC") and ARC's 50% equity investment in BAG SpA, an Italian joint venture. Breed Technologies, Inc. ("Breed"), a manufacturer of automotive safety restraint products, is a major customer of ARC, accounting for $69.9 million of ARC's 1998 annual sales and $43.8 million of ARC's sales in the first half of 1999. Additionally, Breed holds a 50% equity investment in BAG SpA.
Breed Italian Holdings, S.r.l., a foreign subsidiary of Breed, is the sole customer of BAG SpA. BAG SpA, which purchases inflator components from ARC, accounted for $26.5 million of ARC's 1998 annual sales and $9.1 million of ARC's sales in the first half of 1999.

     On September 20, 1999 (the "Filing Date"), Breed and certain of its US subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Breed has announced that it received a commitment from its lending group for up to $125 million of debtor-in-possession financing which Breed expects to provide adequate funding for its post-petition trade and employee obligations. The Bankruptcy Court has approved Breed's borrowings under the debtor-in-possession facility on an interim basis and authorized Breed to borrow up to $85 million of the facility pending final approval in early October. Subsequent to the Filing Date, ARC began shipping to Breed on a COD basis.

     As of the Filing Date, ARC had receivables due from Breed US affiliates totaling $12.7 million. In addition, ARC had $1.3 million of receivables due from Breed foreign entities which are not part of the bankruptcy filing and $16.3 million of receivables due from BAG SpA. At the Filing Date, BAG SpA had trade accounts receivable in the amount of approximately $16.7 million which were substantially all current and $0.6 million of net non-trade receivables due from Breed foreign entities which were not part of the filing. Neither ARC nor BAG SpA has any significant reserves related to Breed accounts receivable.

     At this time, Sequa Corporation is unable to predict to what extent, if any, ARC's receivables from Breed will not be collected or how Sequa's sales to Breed and its subsidiaries will be affected.

     In the opinion of management, the ultimate impact of Breed's financial difficulties is not expected to have a material adverse effect on Sequa's consolidated financial position, although Breed's situation could have a significant impact on Sequa's future results of operations.



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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SEQUA CORPORATION



                               By:/s/ Stuart Z. Krinsly
                                    -------------------
                                    Stuart Z. Krinsly
                                    Senior Executive Vice President
                                    and General Counsel


Dated: September 29, 1999